JOHN HANCOCK CAPITAL SERIES



                  Instrument Fixing the Number of Trustees and
                      Appointing Individual to Fill Vacancy

         The undersigned, constituting a majority of the Trustees of John Hancock Capital Series, a Massachusetts business trust (the "Trust), acting pursuant to Section 2.12 of the Amended and Restated Declaration of Trust dated June 8, 1999, as amended from time to time (the "Declaration of Trust"), do hereby:

(a)      fix the number of Trustees at sixteen (16);

(b) appoint Maureen R. Ford to fill the vacancy thereby created, such appointment to become effective upon Ms. Ford accepting in writing such appointment and agreeing to be bound by the terms of the Declaration of Trust.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this 7th day of December, 1999.



/s/Dennis S. Aronowitz                                  /s/Gail D. Fosler
----------------------                                  -----------------
Dennis S. Aronowitz                                     Gail D. Fosler

/s/Edward J. Boudreau, Jr.                              /s/William F. Glavin
--------------------------                              --------------------
Edward J. Boudreau, Jr.                                 William F. Glavin

                                                        /s/Anne C. Hodsdon
------------------------                                ------------------
Stephen L. Brown                                        Anne C. Hodsdon

/s/Richard P. Chapman, Jr.                              /s/John A. Moore
--------------------------                              ----------------
Richard P. Chapman, Jr.                                 John A. Moore

/s/William J. Cosgrove                                  /s/Patti McGill Peterson
----------------------                                  ------------------------
William J. Cosgrove                                     Patti McGill Peterson

------------------------                                ------------------------
Douglas M. Costle                                       John W. Pratt

                                                        /s/Richard S. Scipione
------------------------                                ----------------------
Leland O. Erdahl                                        Richard S. Scipione

/s/Richard A. Farrell
---------------------
Richard A. Farrell

         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.


COMMONWEALTH OF MASSACHUSETTS )
                              )ss
COUNTY OF SUFFOLK             )

         Then personally appeared the above-named Dennis S. Aronowitz, Edward J. Boudreau, Jr., Richard P. Chapman, Jr., William J. Cosgrove, Richard A. Farrell, Gail D. Fosler, William F. Glavin, Anne C. Hodsdon, John A. Moore, Patti McGill Peterson, and Richard S. Scipione, who acknowledged the foregoing instrument to be his or her free act and deed, before me, this 7th day of December, 1999.

                                          /s/Ann Marie White
                                          ------------------
                                          Notary Public

                                          My Commission Expires: 10/20/00